EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of the __ day of April, 2009, between Delcath Systems, Inc., a Delaware corporation (the “Company”), and ____________ (“Indemnitee”).

WHEREAS, Indemnitee is a member of the Board of Directors of the Company (the “Board of Directors”) and/or an officer of the Company and in such capacity, or capacities, is performing valuable services for the Company; and

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation (together with the Company’s Amended and Restated By-Laws, the “Governing Instruments”) provides for the indemnification of the Company’s directors and officers to the fullest extent permitted by law; and

WHEREAS, Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) specifically provides that it shall not be deemed exclusive of any other rights to indemnification or advancement of expenses to which directors or officers may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise; and

WHEREAS, the number of lawsuits and stockholders’ derivative lawsuits against corporations, their directors and officers has increased in recent years, such lawsuits frequently are without merit and seek damages in amounts having no reasonable relationship to the amount of compensation received by the directors and officers from the corporation, and such lawsuits whether or not meritorious are expensive and time-consuming to defend; and

WHEREAS, adequate directors and officers liability insurance may not be available at a reasonable cost; and

WHEREAS, the Company desires that Indemnitee continue to serve as a director and/or an officer of the Company free from undue concern for unpredictable or unreasonable claims for damages by reason of Indemnitee’s status as a director and/or an officer of the Company, by reason of Indemnitee’s decisions or actions on the Company’ behalf or by reason of Indemnitee’s decisions or actions in another capacity for the Company while serving as a director and/or an officer of the Company; and

WHEREAS, the Board of Directors has determined that the Company’s entry into this Agreement is not only reasonable and prudent but also promotes the best interests of the Company and its stockholders;  and

NOW, THEREFORE, in consideration of Indemnitee’s continued service as a director and/or an officer of the Company and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Indemnification. Subject only to the exclusions set forth in this Agreement, the Company hereby agrees (i) to hold harmless and indemnify Indemnitee, from time to time,

against any and all Expenses and Liabilities (as such terms are defined in Section 1(h) below) to the fullest extent authorized or permitted by the DGCL (or any other applicable law), the Governing Instruments in effect on the date hereof or as such law or the Governing Instruments may from time to time be amended (but in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than such law or Governing Instruments permitted the Company to provide prior to such amendment) and (ii) to take all such action as may reasonably be required or requested to carry out such indemnification. Notwithstanding the foregoing, the Company shall not be required to indemnify Indemnitee for any Expenses and/or Liabilities to the extent that such amounts have been paid directly to or for the account of Indemnitee pursuant to any directors and officers liability insurance policy maintained by the Company.  Without limiting the generality of the foregoing:

(a)   Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (as defined in Section 1(h) below), other than a Proceeding by or in the right of the Company, by reason of the fact that Indemnitee is or was a director and/or an officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), against any and all Expenses and Liabilities actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, and any appeal therefrom, provided that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not satisfy the foregoing standard of conduct to the extent applicable thereto.

(b)   Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that Indemnitee is or was a director and/or an officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), against any and all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the defense or settlement of such Proceeding, and any appeal therefrom, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware (the “Chancery Court”) or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Chancery Court or such other court shall deem proper.

(c) Successful Defense. To the extent that Indemnitee has been successful on the merits or otherwise in the defense of any Proceeding referred to in Section 1(a) or 1(b) above, or in the defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee against any and all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. Dismissal of any Proceeding with prejudice, or a settlement not involving any payment or assumption of liability, shall be deemed a successful defense.

(d) Partial Indemnification. If Indemnitee is entitled to indemnification under any provision of this Agreement for a portion of the Expenses and/or Liabilities actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in the investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(e) Advancement of Expenses. All Expenses incurred by Indemnitee or on Indemnitee’s behalf in the investigation, defense or appeal of a Proceeding referred to in either of Sections 1(a) and 1(b) of this Agreement, or in enforcing Indemnitee’s rights under any provisions of this Agreement, shall be paid by the Company in advance of the final disposition of such Proceeding in the manner prescribed by Section 3 below.

(f) Amendments to Indemnification Rights. The Company shall not adopt any amendment to its Governing Instruments, the effect of which would be to deny, diminish or encumber Indemnitee’s rights to indemnity pursuant to the Governing Instruments, the DGCL or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the “Effective Date”) upon which the amendment was approved by the Board of Directors. In the event that the Company shall adopt any amendment to its Governing Instruments the effect of which is to change Indemnitee’s rights to indemnity under such instruments, such amendment shall apply only to acts or failures to act occurring entirely after the Effective Date thereof. The Company shall give written notice to Indemnitee of any proposal with respect to any such amendment no later than the date such amendment is first presented to the Board of Directors (or any committee thereof) for consideration, and shall provide a copy of any such amendment to Indemnitee promptly after its adoption.

(g) Indemnification for Expenses as a Witness. To the extent Indemnitee is, or reasonably expects to be, by reason of the fact that Indemnitee is or was a director and/or an officer of the Company (or is or was serving at the Company’s request in any one or more of the capacities described in Sections 1(a) and 1(b) of this Agreement), a witness in any Proceeding, the Company shall indemnify Indemnitee against all Expenses in connection therewith.

(h) Certain Definitions.  As used in this Agreement:

(i) “Expenses” shall mean means any and all expenses to the fullest extent permitted by the DGCL (or any other applicable law), the Governing Instruments in effect on the date hereof or as such law or Governing Instruments may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment broadens the range or amount of expenses that may be paid or reimbursed relative to the range or amounts permitted before such amendment), including, without limitation, any and all retainers, court costs, transcript costs, fees of experts, witness fees, private investigators, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, fax transmission charges, secretarial services, delivery service fees, attorneys’ fees, and all other costs, disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or in connection with seeking indemnification under this Agreement or enforcing this Agreement in accordance with Section 3(g) below.  Expenses also shall include the foregoing expenses incurred in connection with any appeal resulting from any action, suit or proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(ii) “Liabilities” shall mean any and all obligations, indebtedness and liabilities of any kind (including, without limitation, any and all claims, judgments, settlements, fines, ERISA excise taxes, damages, losses, deficiencies, costs, penalties, interest, expenses, charges, and fees) against which the Company may, to the fullest extent permitted by the DGCL (or any other applicable law), the Governing Instruments in effect on the date hereof or as such law or Governing Instruments may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment broadens the range or amount of liabilities that may be paid, reimbursed or indemnified to an Indemnitee relative to the range or amounts permitted before such amendment), agree to indemnify an Indemnitee.

(iii) “Proceeding” shall mean any and all threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative and whether formal or informal.

2. Limitations on Indemnification. No indemnity pursuant to Section 1 above shall be paid by the Company:

(a) on account of any suit in which judgment in a final, non-appealable decision is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of federal or state law;

(b) for Expenses incurred by or on behalf of Indemnitee, as a plaintiff, in a suit against the Company or against one or more other directors and/or officers of the Company (other than a suit brought by Indemnitee to enforce Indemnitee’s rights to indemnification pursuant to this Agreement or as otherwise provided in Section 6 below), unless such suit is authorized in advance by the Board of Directors or such indemnification is required by law;

(c) if a final, non-appealable decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

(d) for amounts paid by Indemnitee in settlement of any Proceeding without the Company’s written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

3.   Indemnification Procedures.

(a) Notice to the Company. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof. Such notice shall set forth in reasonable detail the events giving rise to such claim and the amount requested, if known. Failure of Indemnitee to provide such notice shall not relieve the Company of its obligations under this Agreement except to the extent such failure has a material and adverse effect on the ability of the Company to meet such obligations.

(b) Notice to Insurers. If, at the time of receipt of such notice, the Company has directors and officers liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurer or insurers in accordance with the procedures set forth in the respective policy or policies in favor of Indemnitee. The Company shall thereafter take all necessary or desirable action to cause such insurer or insurers to pay, on behalf of Indemnitee, all Expenses and Liabilities payable as a result of such Proceeding in accordance with the terms of such policy or policies.

(c) Advancement of Expenses. Subject to Sections 3(d) and 3(e) below, the Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in investigating, defending or appealing any Proceeding covered by Section 1 above, or in enforcing Indemnitee’s rights under any provisions of this Agreement, shall be paid by the Company within 20 days of Indemnitee’s written request therefor even if there has been no final disposition of such Proceeding. Indemnitee’s written request shall state the amount requested and shall be accompanied by copies of the invoices or other relevant documentation.

(d) Undertaking to Repay Advances. Indemnitee undertakes and agrees, if and to the extent required by applicable law, that Indemnitee shall reimburse the Company for all advances of Expenses paid by the Company to or for the account of Indemnitee under this Agreement with respect to any Proceeding in the event and only to the extent that it shall ultimately be determined that Indemnitee was not entitled to be indemnified under this Agreement with respect to such Proceeding.

(e) Assumption of Defense by the Company. Except as otherwise provided below, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense of any Proceeding of which it has been notified by Indemnitee pursuant to Section 3(a) above, with counsel reasonably satisfactory to Indemnitee; provided, however that, without the prior written consent of Indemnitee, the Company shall not settle, compromise or consent to the entry of any judgment in any such Proceeding if and to the extent the claimant seeks any non-monetary relief from Indemnitee.  After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee; provided, however, that Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding at the expense of the Company if, at any time after such notice from the Company, (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of such defense, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the Expenses of Indemnitee’s counsel shall be subject to reimbursement in accordance with the terms of this Agreement.  The Company shall not be entitled to assume Indemnitee’s defense of any Proceeding brought by the Company or as to which Indemnitee shall have made the conclusion provided for in clause (ii) of the preceding sentence.

(f) Determination of Right to Entitlement.

(i) In the event that Indemnitee incurs liability for any Liabilities (or, to the extent not previously advanced pursuant to Section 3(c) above, Expenses), and indemnification is sought under this Agreement, the Company shall pay (or provide for payment if so required by the terms of any judgment or settlement) the amount of such liability within 20 days of Indemnitee’s written request therefor unless a determination is made within such 20 day period that the claims giving rise to such request are excluded or indemnification is otherwise not due under this Agreement. Such determination, and any determination required by applicable law as to whether Indemnitee has met the standard of conduct required to qualify and entitle Indemnitee, partially or fully, to indemnification under Section 1 of this Agreement, shall be made, at the Company’s discretion, (x) by the Board of Directors by a majority vote of the directors who were not parties to such Proceeding even though less than a quorum, or (y) if such a majority is not obtainable, or even if obtainable a majority of the disinterested directors so directs, by written opinion of “independent legal counsel” (as defined below) selected by the Company and reasonably satisfactory to Indemnitee, or (z) by the Company’s stockholders; provided, however, that if a “change of control” (as defined below) has occurred, such determination shall be made by written opinion of independent legal counsel selected by Indemnitee or, if requested by Indemnitee, by the Company.

(A)      The term “change of control” shall mean: (x) the consummation of any transaction after which any “person” or “group” (as such terms are used in Sections 3(a)(9), 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities, or possesses the power to vote or control the vote of securities, of the Company representing 20% or more of the combined voting power of the Company’s outstanding capital stock; or (y) the consummation of any merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(B)      The term “independent legal counsel” shall mean for this purpose an attorney or firm of attorneys experienced in matters of corporation law that is not now nor has within the previous three years been retained to represent Indemnitee, the Company or any other party to the Proceeding giving rise to the claim for indemnification hereunder; provided that “independent legal counsel” shall not include any person who under applicable standards of professional conduct would have a conflict of interest in representing Indemnitee or the Company in an action to determine Indemnitee’s rights under this Agreement.

(ii) Notwithstanding the foregoing, Indemnitee may within 60 days after a determination adverse to Indemnitee has been made as provided above, or if no determination has been made within 20 days of Indemnitee’s written request for payment, petition the Chancery Court or any other court of competent jurisdiction, or may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, which award shall be deemed final, unappealable and binding, to determine whether Indemnitee is entitled to indemnification under this Agreement, and such court or arbitrator, as the case may be, shall thereupon have the exclusive authority to make such determination unless and until such court or arbitrator dismisses or otherwise terminates such action without having made a determination. The court or arbitrator, as the case may be, shall make an independent determination of entitlement irrespective of any prior determination made by the Board of Directors, independent legal counsel or stockholders. In any such action before the court or arbitrator, Indemnitee shall be presumed to be entitled to indemnification and the Company shall have the burden of proving that indemnification is not required under this Agreement. All fees and expenses of any arbitrator pursuant to this provision shall be paid by the Company.

(g) Enforcement Expenses. In the event that Indemnitee brings suit or takes any other action to enforce Indemnitee’s rights or to collect monies due under this Agreement, and if Indemnitee is successful therein, in whole or in part, or if not successful, Indemnitee nevertheless acted in good faith in bringing such suit or taking such other action , the Company shall reimburse (to the extent not previously advanced) Indemnitee for all of Indemnitee’s reasonable Expenses in any such suit or action.

4. Continuation of Indemnification. The Company’s obligations to indemnify Indemnitee hereunder shall continue throughout the period Indemnitee is a director and/or an officer of the Company (or is serving at the Company’s request in any one or more of the capacities described in Sections 1(a) and 1(b) above) and thereafter so long as Indemnitee shall be subject to any possible claim or Proceeding by reason of the fact that Indemnitee was a director and/or an officer of the Company (or was serving in such other capacities).

5. Successors and Assigns. This Agreement shall be binding upon the Company, its successors and assigns (including, without limitation, any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, personal representatives, executors and administrators and shall be binding upon Indemnitee and Indemnitee’s successors in interest under this Agreement.

6. Rights Not Exclusive. The rights provided hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any provision of law, the Governing Instruments, other agreement, vote of stockholders or of disinterested directors or otherwise.

7. Subrogation. Upon payment of any amount under this Agreement, the Company shall be subrogated to the extent of such payment to all of Indemnitee’s rights of recovery therefor and Indemnitee shall take all reasonable actions requested by the Company to secure such rights, including, without limitation, execution of all documents necessary to enable the Company to enforce such rights.

8. Severability. In the event that any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

9. Integration. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

10. Modification. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

11. Notices. All notices given under this Agreement shall be in writing and delivered either (i) personally, (ii) by registered or certified mail (postage prepaid, return receipt requested), (iii) by recognized overnight courier service or (iv) by telecopy (if promptly followed by a copy delivered as provided in clauses (i), (ii) or (iii) above), as follows:

If to Indemnitee:          [NAME]
                       [ADDRESS]

If to the Company:      [ADDRESS]

Notices hereunder given as provided above shall be deemed to be duly given upon delivery if delivered personally, three business days after mailing if by registered or certified mail, one business day after mailing if by overnight courier service and upon confirmation of transmission if by telecopy.

12. Interpretation.  Section references are to this Agreement, unless otherwise specified.  The captions in this Agreement are for convenience only and shall not in any way affect the meaning or construction of any provisions of this Agreement.

13. Counterparts.  This Agreement may be executed in counterparts, all of which, taken together, shall be considered one and the same agreement, it being understood that counterparts may be delivered by facsimile.

14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

DELCATH SYSTEMS, INC.

By:
Name:
Title:

[NAME OF DIRECTOR/OFFICER]